UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2016
____________________
ELLIE MAE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35140 (Commission File Number)	94-3288780 (IRS Employer Identification Number)

4420 Rosewood Drive, Suite 500
Pleasanton, California 94588
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (925) 227-7000
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 10, 2016, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Ellie Mae, Inc. (the “Company”) approved the 2016 Senior Executive Performance Share Program (the “Program”) under the terms of the Company’s 2011 Equity Incentive Award Plan (the “2011 Plan”). The Committee established the Program to retain and appropriately motivate the Company’s senior executive team.
Under the Program, the Committee may grant performance awards consisting of performance shares (the “Performance Shares”) to designated participants. Each Performance Share represents the right to receive up to two shares of the Company’s common stock upon achievement of performance goals established by the Committee under the Program. The Program also contemplates that the Committee may establish the performance period over which attainment of the performance goals is determined and the vesting period. In addition, the participant must remain employed by the Company following the performance period in order to earn the common stock underlying his or her Performance Shares. The performance goals may not be changed for a performance period once set except to reflect extraordinary events, and the Committee may not discretionarily increase the number of shares issuable to a participant for a performance period.
On February 10, 2016, the Committee approved the Performance Shares granted to the Company’s executive officers (other than the Company’s Chief Executive Officer) and designated the performance period of January 1, 2016 through December 31, 2016, the performance goals and the vesting schedule underlying the Performance Shares for all executives eligible under the Program. In accordance with its corporate governance policies, the Committee submitted its recommendation for a similar Performance Share grant (in the amount detailed below) for the Chief Executive Officer, which was also approved by the Board on February 10, 2016 for grant on February 10, 2016.
The following table sets forth the number of Performance Shares granted to each of the Company’s named executive officers set forth in the Company’s 2015 proxy statement:

Executive	Title	Number of Performance Shares

Jonathan Corr	President and Chief Executive Officer	26,765
Edgar Luce	Executive Vice President, Finance & Administration, Chief Financial Officer	6,901
Limin Hu	Executive Vice President and Chief Technology Officer	5,688
The number of shares of common stock issuable pursuant to the Performance Shares will be based on the Company’s achievement of certain financial goals related to revenue and user growth.
Shares of common stock earned, if any, under the Performance Shares will be issued in the first quarter of 2017 after the Committee determines the Company’s level of achievement of the performance goals (the “Determination Date”), with 25% of the shares being immediately vested and the remaining shares vesting with respect to 25% of the shares on each of the first three anniversaries of the Determination Date, subject to continuous employment of the participant through such dates.

The foregoing description of the Program does not purport to be complete and is qualified in its entirety by reference to the full text of the Program and the form of the Performance Share Award Agreement for use in connection with grants under the Program, copies of which the Company intends to file as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, and by the terms and conditions of the 2011 Plan, a copy of which was filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-8 (File No. 333-174460) filed on May 25, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2016	ELLIE MAE, INC.

By: /s/ Edgar A. Luce

Name: Edgar A. Luce
Title: EVP and Chief Financial Officer